UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 2005

                               CALPINE CORPORATION

             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of Other Jurisdiction of Incorporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
          (Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 -- ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On May 28, 2005, Calpine Corporation ("Calpine") and its indirect, wholly owned subsidiaries Calpine UK Holdings Limited (the "Seller"), and Quintana Canada Holdings, LLC (the "Seller Guarantor", and, collectively with the Seller and Calpine, the "Seller Parties"), entered into a share sale and purchase agreement (the "Agreement") with International Power PLC ("IPR"), Mitsui & Co., Ltd. ("Mitsui") and Normantrail (UK CO 3) Limited (the "Purchaser"), a partnership formed by IPR and Mitsui. Pursuant to the terms of the Agreement, the Purchaser will acquire from the Seller (the "Acquisition") the entire issued share capital of Saltend Cogeneration Company Limited ("SCCL") and Calpine UK Operations Limited ("UK OpCo", together with SCCL, the "Sale Group"). SCCL is the owner of, and UK OpCo is the operator of, the Saltend Energy Centre, a 1200 MW (nominal) natural gas-fired cogeneration facility located in Hull, England. Calpine and the Seller have provided certain customary warranties, and the Seller Guarantor has guaranteed the payment by the Seller of liabilities in respect of all claims under the Agreement other than claims for breach of a warranty. The obligations of the Purchaser are guaranteed as to 70% by IPR and 30% by Mitsui.

     The total amount payable by the Purchaser under the Agreement is (pound)489,969,886, comprising an amount payable for the Sale Group shares and an amount to repay intercompany loans made to SCCL by certain of its affiliates. The purchase price is subject to a net working capital adjustment at closing. (pound)20,000,000 of the purchase price will be retained in escrow for one year following closing of the Acquisition. The Seller will be entitled to receive (pound)5,000,000 from the escrow every three months, subject to the Purchaser making any claims under the Agreement in such period, which claims may be satisfied from amounts in escrow.

     The Acquisition is subject to certain conditions,  including (a) receipt of
(i) the approval of the European Commission, (ii) certain waivers and consents of BP International Limited ("BPI") under contracts relating to SCCL, including the waiver by BPI or the expiration without exercise by PBI of a right of first refusal and BPI's agreement regarding certain financing arrangements that SCCL will enter into at closing, and (iii) audited financial statements for SCCL and UK OpCo for the year ended December 31, 2004, and (b) conditions requiring that certain procedures be followed at closing, including the receipt of confirmation from SCCL's auditors relating to a report that is to be delivered to SCCL's directors at closing, to permit SCCL to provide financial assistance for the acquisition of its shares in compliance with UK Companies Law.

     The Agreement may be terminated (i) by the Seller or the Purchaser if the conditions precedent are not satisfied or waived by August 7, 2005, (ii) by the Purchaser, if there is a material adverse effect relating to the business, assets, financial or trading condition of the Sale Group taken as a whole ("MAE"), or if there is a breach of warranty at signing or closing that would give rise to a MAE, or (iii) by the Seller if there would be breach of warranty at closing that the Purchaser estimates would result in a claim against the Seller or Calpine in excess of (pound)125,000 and such claim is not waived by the Purchaser. The Agreement will automatically terminate if closing does not occur by August 30, 2005.

     The Agreement contains certain indemnities given by the Seller including with respect to certain environmental and tax matters. The maximum aggregate liability of the Seller Parties for certain warranties (relating, for example, to title to the shares, and capacity and authority to enter into and perform their obligations under the Agreement) is equal to the purchase price. The maximum aggregate liability of the Seller Parties for all other claims under the Agreement including under the environmental and tax indemnities is (pound)100,000,000. Included within this liability cap is a liability sub-cap of (pound)35,000,000 applicable to claims under the environmental indemnity.

     Net proceeds from the sale will be used to redeem the outstanding $360 million of 2-Year Redeemable Preferred Shares and $260 million of Redeemable Preferred Shares due July 30, 2005, and as permitted by Calpine's existing bond indentures.



ITEM 2.05 -- COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

     We incorporate by reference in this Item 2.05 our response to Item 1.01 above. In connection with the Acquisition we estimate that we will incur approximately $9 million of various transaction fees including investment banking, legal and tax consulting costs. In addition, as a result of the Acquisition, we expect to record non-cash losses of approximately $74 million due to the close-outs of a net investment hedge and a series of commodity cash flow hedges.

     We estimate that we will incur charges of approximately $24 million related to the redemption of the two existing series of Redeemable Preferred Shares consisting of a pre-payment penalty and write-off of unamortized deferred financing costs. Of this amount approximately $13 million will be a non-cash charge.

     The expected closing date of the Acquisition is July 26, 2005, subject to satisfaction of the conditions as described in Item 1.01 above.



ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS


(a) Financial Statements of Businesses Acquired.


Not Applicable


(b) Pro Forma Financial Information.


Not Applicable


(c) Exhibits.


99.1 Press Release dated May 31, 2005.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              ------------------------------------
                              Charles B. Clark, Jr.
                              Senior Vice President, Controller and
                              Chief Accounting Officer


Date: June 3, 2005


                                  EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             -------

99.1                       Press Release dated May 31, 2005.

EXHIBIT 99.1


NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                   Media Relations:  Katherine Potter, Ext. 1168
                                    Investor Relations:  Karen Bunton, Ext. 1121


                Calpine to Sell Saltend Energy Centre Generating
                     Proceeds of Approximately $925 Million

     (SAN JOSE, Calif.) /PR Newswire - First Call/ May 31, 2005 - A subsidiary of Calpine Corporation [NYSE:CPN], has agreed to sell its 1,200-megawatt Saltend Energy Centre for a total purchase price of (pound)490 million, or approximately $US906 million, plus adjustments for working capital expected to be approximately $US19 million - generating total expected gross proceeds to Calpine of approximately $US925 million. Saltend is a natural gas-fired, cogeneration power plant located in Hull, England.

     Calpine is selling the Saltend power plant to a partnership between International Power plc and Mitsui & Co., Ltd. Calpine currently anticipates the sale to close on or about July 26, 2005, pending regulatory approval and other conditions of closing.

     Calpine Chief Financial Officer Bob Kelly stated, "Calpine continues to focus on optimizing the value of our core North American power plant assets and strengthening our balance sheet. We acquired the Saltend power plant in August 2001 for $810 million. This transaction is an excellent opportunity for Calpine to capture significant value for our Saltend investment."

     Net proceeds from the sale of the Saltend Energy Centre will be used to redeem two existing series of Redeemable Preferred Shares for approximately $620 million, and as permitted by Calpine's existing bond indentures.

     Credit Suisse First Boston acted as Calpine's advisor for the sale. Credit Suisse First Boston, which is regulated in the United Kingdom by the Financial Services Authority, is acting only for Calpine and no one else in connection with this matter and will not regard any other person as its client or be responsible to anyone other than to Calpine for providing the protections afforded to clients of Credit Suisse First Boston, nor for giving advice in relation to this or any other matter referred to in this announcement.

     Calpine Corporation is a North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. The company is included in the S&P 500. Calpine was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit .

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) unscheduled outages of operating plants; (iv) a competitor's development of lower cost generating gas-fired power plants; (v) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vi) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2004 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.